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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Pinnacle Foods Group Inc. of our reports dated November 24, 2004 relating to the financial statements of Pinnacle Foods Group Inc. and its subsidiaries ("Successor" and "Predecessor" as defined in Note 1), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania
December 20, 2004